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      EXHIBIT 23.2       CONSENT OF RADICS AND COMPANY






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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the  reference in this  Registration  Statement on Form S-8 to our report dated January 28, 1999, accompanying the statements of financial condition of Pulaski Savings Bank as of December 31, 1998 and 1997 and the related statements of income, comprehensive income, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1998.


/s/Radics and Company LLC




Pine Brook, New Jersey
August 6, 1999